UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 12, 2007 (October 9, 2007)
Oxford Industries, Inc.
(Exact name of registrant as specified in its charter)

Georgia (State or other jurisdiction of incorporation)	001-04365 (Commission File Number)	58-0831862 (IRS Employer Identification No.)

222 Piedmont Avenue, N.E., Atlanta, GA (Address of principal executive offices)	30308 (Zip Code)
Registrant’s telephone number, including area code (404) 659-2424
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
As previously announced on October 9, 2007, the Board of Directors of Oxford Industries, Inc. (the “Company”) approved a change in the Company’s fiscal year end on October 8, 2007. Effective with the Company’s fiscal year which commenced on June 2, 2007, the fiscal year of the Company shall end at the end of the Saturday closest to January 31 and shall, in each case, begin at the beginning of the day next succeeding the last day of the preceding fiscal year.
In order to effect the change in the Company’s fiscal year end, on October 9, 2007, the Company entered into the Fourth Amendment and Consent to Amended and Restated Credit Agreement (the “Amendment”) among the Company, certain of its domestic subsidiaries, SunTrust Bank, Inc., as administrative agent, and various financial institution lenders and issuing banks, which amends the Amended and Restated Credit Agreement, dated July 28, 2004, as amended (the “Credit Agreement”), among such parties. Pursuant to the Amendment, SunTrust Bank and the various financial institution lenders and issuing banks have consented to the Company’s changes in its fiscal year end and the parties thereto have further agreed to amend the Credit Agreement in certain respects, including the following items: (i) the minimum consolidated fixed charge coverage ratio as of the end of each subsequent quarter end during the term of the Credit Agreement (measured for the four quarterly periods preceding such measurement date) that is required to be maintained under the Credit Agreement has been reduced to 1.10:1.00; and (ii) commencing with the Company’s fiscal year which will commence on February 3, 2008, the Company will be subject to an increased limit of $40,000,000 on the amount of capital expenditures the Company, on a consolidated basis, will be permitted to make during any fiscal year, provided that the Company will continue to be permitted to carry over any unused amount (subject to a $10,000,000 cap) into the following fiscal year.
The preceding is qualified in its entirety by reference to the Amendment, which is incorporated by reference herein and made a part hereof and is filed with this Current Report on Form 8-K as Exhibit 10.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Mr. S. Anthony Margolis retired from the Company’s Board of Directors effective as of the Company’s annual meeting of shareholders, which was held on October 9, 2007, when his term on the Board of Directors expired. Mr. Margolis had reached the retirement age of 65 applicable to employee directors of the Company (other than the Company’s Chief Executive Officer) under the Company’s bylaws. The Company expects Mr. Margolis to continue to serve as a Group Vice President of the Company and Chief Executive Officer of the Company’s Tommy Bahama Group.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
(a) On October 9, 2007, in connection with the approval of a change in the Company’s fiscal year end, the Company’s Board of Directors approved an amendment to add new Article IX to the Company’s bylaws which sets forth the Company’s new fiscal year end. A copy of the Company’s bylaws, as restated to reflect the amendment, is filed with this report as Exhibit 3.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit 3.1	Bylaws of Oxford Industries, Inc., as amended.

Exhibit 10.1	Fourth Amendment and Consent to Amended and Restated Credit Agreement

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXFORD INDUSTRIES, INC.
October 12, 2007	/s/ Thomas E. Campbell
	Name:	Thomas E. Campbell
	Title:	Vice President